Item 77C

FLAG INVESTORS VALUE BUILDER FUND, INC.

The Proxy Statement on Schedule 14A for Flag Investors Value Builder Fund, Inc. (the "Fund") (File No. 811-6600), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on July 10, 2002. In addition, the Shareholder Meeting Results for the Portfolio are incorporated by reference to the Annual Report to Shareholders for such fund filed with the Securities and Exchange Commission on November 26, 2002.